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                              FOURTH AMENDMENT TO

                                 THIRD AMENDED

                                  AND RESTATED

                                REVOLVING CREDIT

                                      AND

                              TERM LOAN AGREEMENT

                                 BY AND BETWEEN

                             GANDER MOUNTAIN, INC.,
                                  as Borrower

                                      AND

                            BANK ONE, MILWAUKEE, NA

                          FIRSTAR BANK MILWAUKEE, N.A.

                             LASALLE NATIONAL BANK,

                                NBD BANK (formerly known as NBD BANK, N.A.), and

                         HARRIS TRUST AND SAVINGS BANK

                                    as Banks

                                      AND

                            BANK ONE, MILWAUKEE, NA,

                                    as Agent




                                January 23, 1996





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                                                                   EXHIBIT 10.12





                              FOURTH AMENDMENT TO
                           THIRD AMENDED AND RESTATED
                              REVOLVING CREDIT AND
                              TERM LOAN AGREEMENT


         THIS FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Fourth Amendment") is made as of the 23rd day of January, 1996, by and between BANK ONE, MILWAUKEE, NA, as Bank and agent for the Banks, FIRSTAR BANK MILWAUKEE, N.A., LASALLE NATIONAL BANK, NBD BANK, formerly known as NBD BANK, N.A. and HARRIS TRUST AND SAVINGS BANK, as Banks, and GANDER MOUNTAIN, INC., a Wisconsin corporation, as Borrower.

                                R E C I T A L S

         WHEREAS, pursuant to a Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 22, 1994 and amended by First Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated August 18, 1995, Second Amendment (the "Second Amendment") to Third Amended and Restated Revolving Credit and Term Loan Agreement dated November 17, 1995 and Third Amendment (the "Third Amendment") to Third Amended and Restated Revolving Credit and Term Loan Agreement dated December 5, 1995 (collectively, the "Loan Agreement"), the Banks made available to Borrower credit facilities aggregating up to a maximum amount of One Hundred Million Dollars ($100,000,000.00); and

         WHEREAS, Borrower is in default under section 8.1(m) of the Loan Agreement requiring that prior to opening a new retail store Borrower and its Subsidiaries shall have delivered to Banks an executed Landlord Waiver, Consent, Agreement and Certificate in that Borrower has not delivered such document for the Onalaska Store (such missing document being referred to herein as the "Onalaska Waiver"); and

         WHEREAS, Borrower has agreed to cure the foregoing default by delivering the Onalaska Waiver on or before February 14, 1996; and

         WHEREAS, Borrower is in default under sections 7.1(i) (Consolidated Tangible Net Worth), 7.1(k) (Consolidated Leverage Ratio), 7.1(l) (Consolidated Current Ratio) and 7.1(n) (Profitability) of the Loan Agreement; and

         WHEREAS, Borrower has requested that Banks extend the existing waiver of the defaults under sections 7.1(i), 7.1(k), and 7.1(n) through February 14, 1996 and include the default under section 7.1(l) in such waiver; and

         WHEREAS, Borrower is not meeting the time deadlines in section 5 of the Third Amendment relating to sale of the catalog division, including that Borrower does not expect to close on the
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sale of the catalog division and pay the Loans and all other Obligations in full on or before January 31, 1996; and

         WHEREAS, Borrower has requested that the January 31, 1996 deadline for payment of the Loans and other Obligations be extended to February 14, 1996; and

         WHEREAS, Banks are willing to grant the foregoing requests on the terms set forth herein but only if Borrower complies with the terms of this Fourth Amendment.

                               A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and in the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


         1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. Waiver. (a) Banks temporarily waive the defaults previously disclosed to Banks under sections 7.1(i), 7.1(k), 7.1(l) and 7.1(n) of the Loan Agreement and section 5 of the Third Amendment for the period from the date hereof until February 14, 1996 and temporarily waive the default caused by Borrower's failure to deliver the Onalaska Waiver for the period from the date hereof until February 14, 1996. The waiver does not extend beyond February 14, 1996 for the Onalaska Waiver or for the defaults under sections 7.1(i), 7.1(k), 7.1(l) and 7.1(n) of the Loan Agreement or section 5 of the Third Amendment, and Banks do not waive any other default or any increase in the level of noncompliance with sections 7.1(i), 7.1(k), 7.1(l) and 7.1(n) of the Loan Agreement or section 5 of the Third Amendment. The Banks reserve the right to exercise any rights and remedies available to Agent or any Bank prior to the end of any waiver period if any other default comes to the attention of Banks or if any information comes to the Banks' attention showing that Borrower's level of noncompliance with section 7.1(i), 7.1(k), 7.1(l) or 7.1(n) of the Loan Agreement or section 5 of the Third Amendment is greater than that previously disclosed to Banks.

                 (b) Borrower shall pay the waiver fee described in section 2(b) of the Second Amendment to Banks as provided in the Second Amendment, but if not paid sooner, such fee and all Loans and other Obligations shall be paid in full on February 14, 1996.





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         3.  The Revolving Credit Loans.  The language added to section 2.2 of the Loan Agreement pursuant to section 4 of the Second Amendment as amended in section 3 of the Third Amendment (excluding the paragraph captioned "Effect of Harris Reserve") is further amended in its entirety to read as follows:

                 "Limitations on Borrowing during the Waiver Period. In addition to complying with all other provisions of this section 2.2:

                          (a) Borrower shall not permit the outstanding balance
                 of the Revolving Credit Facility (including the undrawn amount of unexpired letters of credit) to exceed (i) on or before February 6, 1996, $55,000,000, and (ii) on or after February 7, 1996, $56,000,000. Banks waive any noncompliance with section 7.1(t) of the Loan Agreement that may occur as a result of borrowings within the limits imposed by this section 2.2(a).

                          (b) Borrower shall not permit the outstanding balance
                 of the Revolving Credit Facility (including the undrawn amount of unexpired letters of credit) to exceed 69% of Eligible Inventory.

                          (c) If Eligible Accounts Receivable are less than $6,000,000, then an amount equal to the difference between $6,000,000 and actual Eligible Accounts Receivable shall be deducted from the amount that would otherwise be available for borrowing under paragraphs 2.2(a) and 2.2(b) above.

         In addition to all other remedies available to Banks upon the occurrence of an Event of Default, the Banks shall not be obligated to make any advance or issue any letter of credit if after such advance or issuance Borrower would not be in compliance with section 2.2(a) or 2.2(b) above."

The paragraph in section 3 of the Third Amendment captioned "Effect of Harris Reserve" remains in full force and effect and is not amended hereby.

         4. Method of Borrowing. Section 2.2.1(b) of the Loan Agreement is amended by deleting therefrom "Any Notice of Borrowing received by Bank One before 11:00 a.m. on any Business Day shall be honored on the next succeeding Business Day" and replacing it with "Any Notice of Borrowing received by Bank One before 11:00 a.m. on any Business Day may or may not be honored on the same Business Day and in any event shall be honored on the





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next succeeding Business Day."

         5. Conditions to Amendment. This Fourth Amendment shall not be effective until it shall have been fully executed and delivered and all of the following have been delivered to Banks, executed as appropriate, in form and substance satisfactory to Banks:

         (a)     Reaffirmation of Corporate Guaranty of GRS;

         (b)     Reaffirmation of Corporate Guaranty of GMO;

         (c) Closing Certificates with Corporate Resolutions for Borrower, GRS and GMO; and

         (d) Legal opinion of Borrower's counsel as to the enforceability of this Fourth Amendment and the Reaffirmations of Corporate Guaranty delivered herewith.

         6. Continuation of Agreements. Except as expressly amended and modified herein, the Loan Agreement shall remain in full force and effect and except as expressly amended and modified herein, the Notes shall remain in full force and effect. All of the Collateral Documents, including but not limited to the Security Agreement, the Mortgage, the Collateral Pledge Agreement and Assignment of Security Interest, the Amended and Restated General Intangibles Mortgage, the Subsidiary Guaranties and the Subsidiary Security Documents shall remain in full force and effect as security for the Obligations and all of the Collateral and Subsidiary Collateral as defined in the Loan Agreement, the real estate encumbered by the Mortgage, the Subsidiary Notes, and the Stock of GRS and GMO, shall secure all of the Obligations.

         7.  Release of Secured Party.  Each of Borrower, GRS and GMO hereby:
(a) acknowledges that its obligations under the documents listed in section 6 hereof exist and are enforceable in accordance with their terms; and (b) releases and waives any and all existing claims, counterclaims and causes of action against Banks under the Loan Agreement, under any of the documents listed in section 6 hereof, or otherwise relating to the Borrower as borrower, GRS and GMO as subsidiaries of Borrower and guarantors, and Banks as lenders, and which (i) are known to Borrower, GRS or GMO on the date hereof, or (ii) exist on the date hereof based upon facts existing and known to Borrower, GRS or GMO on the date hereof.

         8. Expenses. Borrower shall pay the reasonable legal fees and expenses of counsel for Bank One with respect to this Fourth Amendment and all related documentation and, in addition, the





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reasonable legal fees and expenses, not exceeding Five Thousand Dollars
($5,000) per Bank, for each of NBD, Harris, LaSalle and Firstar.

         9. Entire Agreement This Fourth Amendment, together with the Loan Agreement, as amended hereby, constitutes the entire agreement of the Banks and Borrower pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements of the Banks and Borrower, whether oral or written, other than the Loan Agreement, in connection therewith. This Fourth Amendment may be amended or modified only in writing, executed by all of the parties. This Fourth Amendment shall not constitute, nor shall it be deemed to constitute:

         (a) The commitment or agreement of Banks to extend credit in any amount in the future, except as provided in this Fourth Amendment or in the Loan Agreement as amended hereby;

         (b) an obligation on the part of any Bank to enter into any future amendment of the Loan Agreement;

         (c) except as expressly set forth herein and for the period provided herein, the waiver of any existing Event of Default or of any subsequent Event of Default under the Loan Agreement as amended hereby;

         (d) the waiver of any right or remedy available to Bank under the Loan Agreement or any of the Collateral Documents; or

         (e) the commitment, agreement or obligation of any Bank to delay the exercise of any right or remedy available to a Bank in the future.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BANK ONE, MILWAUKEE, NA



By       ___________________________


LASALLE NATIONAL BANK





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By       ___________________________


FIRSTAR BANK MILWAUKEE, N.A.



By       ___________________________


HARRIS TRUST AND SAVINGS BANK



By       ___________________________


NBD BANK




By       ___________________________


GANDER MOUNTAIN, INC.



By       ___________________________


         The undersigned have read the foregoing and agree to be bound by all of the terms and conditions contained therein except that the undersigned shall not be directly obligated on any of the Loans except as otherwise provided in the Loan Agreement as amended hereby, the Subsidiary Documents, the Subsidiary Guaranties or any other agreement to which Borrower, GRS or GMO is a party.


GMO, INC.



By       ___________________________


GRS, INC.





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By       ___________________________



























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